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                                                                  EXHIBIT 21.1

     SUBSIDIARIES OF THE REGISTRANT AS OF 12-31-96


CORPORATION
Advanced Health Plans, Inc.
BHP Acquisition Company, Inc.
Belle Glade Obstetrics, Inc.@
Better Health Plan, Inc.
Birth Centers of America, Inc.
Birth Centers of Florida, Inc.
CHG Properties, Inc.
Coastal Correctional Healthcare, Inc.
Coastal Emergency Services of Dade County, Inc.
Coastal Emergency Services of Ft. Lauderdale, Inc.
Coastal Emergency Services of Hollywood, Inc.
Coastal Emergency Services of Orlando, Inc.
Coastal Government Services Management Group, Inc.
Coastal Government Services, Inc.
Coastal Managed Healthcare, Inc.
Coastal Medical Management Services, Inc.
Coastal Physician Group Services, Inc.
Coastal Physician Group of Florida, Inc.
Coastal Physician Networks, Inc.
Coastal Physician Services of Orlando, Inc.
Coastal Physician Services of South Florida, Inc.
Coastal Physician Services of the Midwest, Inc.
Coastal Physician Services of the Southeast, Inc.
Coastal Physician Services of the West, Inc.
Coastal Physician Services, Inc.
Coastal Physicians Services of Broward County, Inc.
Coastal Practice Services of the Northeast, Inc.
Coastal Therapeutic Group, Inc.
Coastal/MSO Company
Doctors Health Plan, Inc.
FirstCollect, Inc.
Florida Doctors Network, Inc.
HBR-Medbill West, Inc.
Health Enterprises, Inc.
Health Management Southeast, Inc.
Healthcare Business Resources, Inc.
Healthplan Southeast, Incorporated
Hillsboro Medical Management Company
Integrated Provider Networks, Inc.
Lehigh Medical Associates, Inc.
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Medical Air Services, Inc.
Medical Data Solutions, Inc.
Medstaff National Medical Staffing, Inc.
Minor Emergency Center of North Broward Inc.
PPG Acquisition Company
Pediatric Consultants of Broward County, Inc.
Physician Practice Resources, Inc.
Physicians Planning Group, Inc.
Practice Solutions, Inc.
Prim Med, Inc.
Signum Primary Care, Inc.
Specialty Services Group, Inc.
Springs Pediatrics, Inc.
Sunlife OB/GYN Services of Broward County, Inc.
Sunlife OB/GYN Services of Hollywood, Florida, Inc.
Sunlife OB/GYN Services of Maryland, Inc.
Uni-Care America, Inc.
Valley Women's Center, Inc.
Women's & Children's Centers of Florida, Inc.

@ indicates archived corporation